EXHIBIT 3.1

RESTATED ARTICLES OF INCORPORATION
OF
UNITED BANCORP, INC.
(As amended through February 26, 2009)

          Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:

          1.          The present name of this Corporation is United Bancorp, Inc.

          2.          This Corporation's identification number (CID) assigned by the Bureau is 294-713.

          3.          All former names of this Corporation are: United Bancorp, Inc.

          4.          The date of filing the original Articles of Incorporation of this Corporation was May 31, 1985.

          5.          The following Restated Articles of Incorporation supersede the Articles of Incorporation and shall be the Articles of Incorporation for this Corporation:

ARTICLE I

          The name of the Corporation is: United Bancorp, Inc.

ARTICLE II

          The purpose or purposes for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of the State of Michigan.

ARTICLE III

                    The total authorized capital stock of the corporation is 10,100,000 shares of stock divided into two classes, as follows:

          A.          10,000,000 shares of common stock; and

          B.          100,000 shares of preferred stock.

                    The following provisions apply to the authorized capital stock of the corporation:

          1.          Provisions Applicable to Common Stock.

a.          No Preference. None of the shares of common stock are entitled to any preferences, and each share of common stock is equal to every other share of common stock in every respect.

b.          Dividends. After payment or declaration of full dividends on all shares having a priority over the common stock as to dividends, and after making all required sinking or retirement fund payments, if any, on all classes of preferred stock and on any other stock of the corporation ranking with priority as to dividends or assets over the common stock, dividends on the shares of common stock may be declared and paid, but only when and as determined by the board of directors.

c.          Rights on Liquidation. On any liquidation, dissolution or winding up of the affairs of the corporation, after payment or setting aside of the full preferential amounts to which holders of all shares having priority over the common stock are entitled, the holders of the common stock will be entitled to receive pro rata all the remaining assets of the corporation available for distribution to shareholders. The board of directors may distribute in kind to the holders of common stock the remaining assets of the corporation or may sell, transfer or otherwise dispose of all or any part of the remaining assets to any person and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of common stock. The merger or consolidation of the corporation into or with any other corporation, or the merger or consolidation of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, will not be deemed to be a dissolution, liquidation or winding up of the corporation for the purposes of this paragraph.

d.          Voting. At all meetings of shareholders of the corporation, the holders of the common stock are entitled to one vote for each share of common stock held by them respectively.

                    2.          Provisions Applicable To Preferred Stock.

          a.          Provisions to be Fixed by the Board of Directors. The board of directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, each having the designations and relative voting, distribution, dividend, liquidation, and other rights, preferences, and limitations, consistent with the Michigan Business Corporation Act, as amended, as are stated in the resolution or resolutions providing for the issue of shares of preferred stock adopted by the board of directors, and as are not stated in these Restated Articles of Incorporation, or any amendments thereto, including (without limiting the generality of the foregoing) the following:

(1)          The distinctive designation and number of shares comprising the series, which number may (except where otherwise provided by the board of directors in creating the series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors.

(2)          The stated value of the shares of the series.

(3)          The dividend rate or rates on the shares of the series and the relation which dividends will bear to the dividends payable on any other class of capital stock or on any other series of preferred stock, the terms and conditions upon which and the periods in respect of which dividends will be payable, whether and upon what conditions dividends will be cumulative and, if cumulative, the date or dates from which dividends will accumulate.

(4)          Whether the shares of the series are redeemable and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporation, and whether redeemable at the option of the holder or the corporation or upon the happening of a specified event, the limitations and restrictions with respect to the redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares are redeemable, including the manner of selecting shares of the series for redemption if less than all shares are to be redeemed.

(5)          The rights to which the holders of shares of the series are entitled, and the preferences, if any, over any other series (or of any other series over the series), upon the voluntary or involuntary liquidation, dissolution, distribution or winding up of the corporation, which rights may vary depending on whether the liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

(6)          Whether the shares of the series are subject to the operation of a purchase, retirement or sinking fund and, if so, whether and upon what conditions the fund will be cumulative or noncumulative, the extent to which and the manner in which the fund will be applied to the purchase or redemption of the shares of the series for retirement or to other corporation purposes and the terms and provisions relative to the operation thereof.

(7)          Whether the shares of the series are convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock of the corporation or any other corporation, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

(8)          The voting powers, if any, of the shares of the series, and whether and under what conditions the shares of the series (alone or together with the shares of one or more of other series having similar provisions) are entitled to vote separately as a single class, for the election of one or more additional directors of the corporation or upon other matters.

(9)          Whether the issuance of any additional shares of the series, or of any shares of any other series, is subject to restrictions as to issuance, or as to the powers, preferences or rights of any other series.

(10)          Any other preferences, privileges and powers and relative participating, optional or other special rights, and qualifications, limitations or restrictions of the series, as the board of directors determines and as are not inconsistent with the provisions of these Restated Articles of Incorporation.

          b.          Provisions Applicable to All Preferred Stock.

(1)          Subject to the designations, relative rights, preferences, and limitations applicable to separate series, each share shall be equal to every other share of the same class.

(2)          Shares of preferred stock redeemed, converted, exchanged, purchased, retired or surrendered to the corporation, or which have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the Michigan Business Corporation Act, as amended, be given the status of authorized and unissued shares of preferred stock and may be reissued by the board of directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of preferred stock.

(3)          Any of the voting, distribution, liquidation, or other rights, preferences, or limitations of a series may be made dependent upon facts or circumstances ascertainable outside of the Restated Articles of Incorporation or the resolution or resolutions providing for the issue of shares of preferred stock adopted by the board of directors, if the manner in which the facts or events operate on the rights, preferences, or limitations is set forth in the Restated Articles of Incorporation or board resolution or resolutions.

ARTICLE IV

          Section 1.          The street address of the current registered office of the Corporation is:

205 East Chicago Boulevard
Tecumseh, Michigan 49286

          Section 2.          The mailing address of the current registered office of the Corporation is:

P.O. Box 248
Tecumseh, Michigan 49286

          Section 3.          The name of the current resident agent of the Corporation at the registered office is:

David S. Hickman

ARTICLE V

          The names and business addresses of the incorporators are as follows:

William J. Adams, D.D.S.
602 East Pottawatamie
Tecumseh, Michigan 49286

Merlyn H. Downing
205 East Chicago Boulevard
Tecumseh, MI 49286

David S. Hickman
205 East Chicago Boulevard
Tecumseh, Michigan 49286

D. J. Martin
145 West Chicago Boulevard
Tecumseh, Michigan 49286

Henry H. Newlin
United Savings Bank Building
205 East Chicago Boulevard
Tecumseh, Michigan 49286

ARTICLE VI

          The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than five nor more than twenty directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors, with the term of office of the initial Class I directors to expire at the 1986 annual meeting of shareholders, the term of office of the initial Class II directors to expire at the 1987 annual meeting of shareholders and the term of office of the initial Class III directors to expire at the 1988 annual meeting of shareholders. At each succeeding annual meeting of shareholders beginning in 1986, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year at which his term expires and thereafter until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Any director, or the entire Board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote, voting together as a single class.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.

          Any amendment, change or repeal of this Article VI or any other amendment or change of the Articles of Incorporation which will have the effect of modifying or permitting circumvention of this Article VI, shall require the favorable vote, at a meeting of the shareholders of the Corporation, of the holders of at least 75% of the then outstanding shares of capital stock of the Corporation entitled to vote; provided, however, that such 75% vote shall not be required for any such amendment, change or repeal recommended to shareholders by the affirmative vote of not less than three-fourths of the Board of Directors then in office, and such amendment, change or repeal so recommended shall require only the vote, if any required under the applicable provisions of the business Corporation Act of the State of Michigan.

ARTICLE VII

          The directors shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation not inconsistent with the provisions of the Articles of Incorporation, or any amendment thereto. The affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote shall be required for the approval and adoption of any amendment, alteration, change, addition to or repeal of the Bylaws of the Corporation proposed by any shareholder of the Corporation.

          Any amendment, change or repeal of this Article VII, or any other amendment of the Articles of Incorporation which will have the effect of modifying or permitting circumvention of this Article VII, shall require the favorable vote, at a meeting of the shareholders of the Corporation, of the holders of at least 75% of the then outstanding shares of capital stock of the Corporation entitled to vote; provided, however, that such 75% vote shall not be required for any such amendment, change or repeal recommended to shareholders by the affirmative vote of not less than three-fourths of the Board of Directors, and such amendment, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the Business Corporation Act of the State of Michigan.

ARTICLE VIII

          Section 1.          The affirmative vote of (i) the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote and (ii) the holders of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote excluding for purposes of determining the affirmative vote required by this clause (ii) all such shares of which a "Related Person" (as hereinafter defined) shall be a "Beneficial Owner" (as hereinafter defined), shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) involving a Related Person; provided, however, that the foregoing voting requirements set forth in clauses (i) and (ii) above shall not be applicable, and the provisions of Michigan law relating to the requisite percentage of shareholder approval, if any, determined without regard to this Article VIII shall apply to any such Business Combination if:

                    (A)          The "Continuing Directors" of the Corporation (as hereinafter defined) by a three-fourths vote thereof have expressly approved the Business Combination either in advance or subsequent to the acquisition of outstanding shares of capital stock of the Corporation that caused the Related Person to become a Related Person; or

                    (B)          If each of the following conditions are satisfied:

          (1)          The aggregate amount of the cash and the fair market value of the property, securities or other consideration to be received per share of any class or series of capital stock of the corporation in the Business Combination by holders of such capital stock of the Corporation, other than the Related Person involved in the Business Combination, is not less than the "Highest Per Share Price" or the "Highest Equivalent Price" (as these terms are hereinafter defined), paid or to be paid by the Related Person in acquiring any of such class or series of the capital stock of the Corporation outside of such Business Combination; and

          (2)          A proxy statement complying with the requirements of the Securities Exchange Act of 1934, as amended, shall have been mailed to all shareholders of the Corporation for the purpose of soliciting shareholder approval of the Business Combination. The proxy statement shall contain at the front thereof, in a prominent place, the position of the continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by the Continuing Directors as to the fairness of the terms of the Business Combination, from the point of view of the holders of the outstanding shares of capital stock of the Corporation other than any Related Person.

          Section 2.          For the purpose of this Article VIII:

                    (A)          The term "Business Combination" means (i) any merger, consolidation or share exchange of the Corporation or any of its subsidiaries into or with any member of any Related Person, in each case irrespective of which corporation or company is the surviving entity; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any member of any Related Person (in a single transaction or a series of related transactions) of all or a Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any securities of a subsidiary) or a Substantial Part of the assets of any of its subsidiaries; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the Corporation or to or with any of its subsidiaries (in a single transaction or series of related transactions) of all or a Substantial Part of the assets of any member of any Related Person; (iv) the issuance or transfer of any securities, or of any rights, warrants or options to acquire any securities, of the Corporation or any of its subsidiaries by the Corporation or any of its subsidiaries to any member of any Related Person (other than an issuance or transfer of securities, or of any rights, warrants or options to acquire any securities, which is effected on a pro rata basis to all shareholders of the Corporation); (v) the acquisition by the Corporation or any of its subsidiaries of any securities, or of any rights, warrants or options to acquire any securities, of any member of any Related Person; and (vi) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

                    (B)          The term "Related Person" shall mean any individual, corporation, partnership or other person or entity, including any member of a "group" (as defined in Section 13 (d) (3) of the Securities Exchange Act of 1934 as in effect at the date of the filing of the Articles of Incorporation of the Corporation; such Act and such Rules and Regulations promulgated thereunder, collectively and as so in effect, being hereinafter referred to as the "Exchange Act"), and any "Affiliate" or "Associate" (as defined in rule 12b-2 of the Exchange Act) of any such individual, corporation, partnership or other person or entity which, as of the record date for the determination of shareholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with their Affiliates and Associates, are "Beneficial Owners" (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of 10% or more of the outstanding shares of any class or series of capital stock of the Corporation.

                    (C)          The term "Substantial Part" shall mean more than 10% of the fair market value, as determined by three-fourths of the continuing Directors, of the total consolidated assets of the Corporation and its subsidiaries taken as a whole, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

                    (D)          For the purposes of subparagraph (B) (1) of Section 1 of this Article VII, the term "other consideration to be received" shall include, without limitation, Common Stock or other capital stock of the Corporation retained by shareholders of the Corporation other than Related Persons or parties to such Business Combination in the event of a Business Combination in which the Corporation is the surviving corporation.

                    (E)          The term "Continuing Director" shall mean a director who either (i) was a member of the board of Directors of the Corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related Person, or (ii) has been designated (before his or her initial election as director) as a Continuing Director by a majority of the then Continuing Directors.

                    (F)          A "Related Person" shall be deemed to have acquired a share of the capital stock of the Corporation at the time when such Related Person became a Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other persons whose ownership is aggregated with that of a Related Person under the foregoing definition of Related Person, if the price paid by such Related Person for such shares is not determinable by the Continuing Directors, such price shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other person or (ii) the market price of the shares in question at the time when the Related Person became a Beneficial Owner thereof.

                    (G)          The terms "Highest Per Share Price" and "Highest Equivalent Price" as used in this Article VIII shall mean the following: If there is only one class of capital stock of the Corporation issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time or to have been agreed to be paid, by the Related Person for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Corporation issued and outstanding, the Highest Equivalent Price shall mean with respect to each class and series of capital stock of the Corporation, the amount determined by three-fourths of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent for each such class or series of the highest price that can be determined to have been paid at any time, or to have been agreed to be paid, by the Related Person for any share or shares of any class or series of capital stock of the Corporation. In determining the Highest Per Share Price and Highest Equivalent Price, all acquisitions by the Related Person shall be taken into account regardless of whether the shares were acquired before or after the Related Person became a Related Person. The Highest Per Share Price and the Highest Equivalent Price

shall also include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by the Related Person with respect to the shares of capital stock of the Corporation acquired by the Related Person.

          Section 3.          The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article VIII on the basis of information then known to it, (i) whether any person is an Affiliate or Associate of another person, (ii) the extent to which any person is the Beneficial Owner of shares of any class or series of capital stock of the Corporation, (iii) whether any proposed sale, lease, exchange or other disposition of part of the properties or assets of the Corporation involved a Substantial Part of the properties or assets of the Corporation, (iv) the value of the Highest Per Share Price and Highest Equivalent Price, and (v) whether a proposed transaction is subject to the provisions of this Article VIII and such other matters with respect to which a determination is required under this Article VIII. Any such determination by the Board shall be conclusive and binding for all purposes of this Article VIII.

          Section 4.          The affirmative vote required by this Article VIII is in addition to the vote of the holders of any class or series of capital stock of the Corporation otherwise required by law, the Articles of Incorporation, any resolution which has been adopted by the Board of Directors providing for the issuance of a class or series of capital stock or any agreement between the Corporation and any securities exchange.

          Section 5.          Any amendment, change or repeal of this Article VIII, or any other amendment of the Articles of Incorporation which will have the effect of modifying or permitting circumvention of this Article VIII, shall require the favorable vote, at a meeting of the shareholders of the Corporation, of (i) the holders of at least 75% of the then outstanding shares of capital stock of the Corporation entitled to vote and (ii) a majority of the outstanding shares of capital stock of the corporation entitled to vote of which a Related Person is not a Beneficial Owner; provided, however, that this Section 5 shall not apply to, and such 75% and majority vote shall not be required for, any such amendment, change or repeal recommended to shareholders by the affirmative vote of not less than three-fourths of the Continuing Directors, and such amendment, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the Business Corporation Act of the State of Michigan.

ARTICLE IX

          The Corporation shall be, and is hereby declared to be, subject to the provisions of Chapter 7a of the Business Corporation Act of the State of Michigan, as enacted through the adoption of Act NO. 115 of the Public Acts of the State of Michigan of 1984. The requirements therein provided and made applicable with respect to the Corporation shall be in addition to all other requirements of law and other provisions of the Articles of Incorporation, or any amendment thereto.

ARTICLE X

          A director of this Corporation shall not be personally liable to this Corporation or its shareholders for monetary damages for a breach of the director's fiduciary duty, except in the event of any of the following:

          (a)          A breach of the director's duty of loyalty to the Corporation or its shareholders.

          (b)          Acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law.

          (c)          A violation of Section 551 (1) of the Michigan Business Corporation Act, as amended.

          (d)          A transaction from which the director derived an improper personal benefit.

          (e)          Acts or omissions occurring before the date that this Article X is added to the Articles of Incorporation and becomes effective upon the filing of a Certificate of Amendment to the Articles of Incorporation with the appropriate agency of the State of Michigan.

COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b)

a.

These Restated Articles of Incorporation were duly adopted on the _____ day of ________________________, 1990, in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporators before the first meeting of the Board of Directors

Signed this _____ day of ____________________________.

_________________________________________

_________________________________________
(Signatures of all incorporators; type or print name under each signature)

b.	X	These Restated Articles of Incorporation were duly adopted on the 8th day of May, 1996, in accordance with the provisions of Section 642 of the Act and: (check one of the following)

X

were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407 (1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.

were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407 (2) of the Act.

Signed this 8th day of May, 1996.

By	/s/ David S. Hickman

David S. Hickman, President

Preparer's Name:

Sally Hamby, Esq.
Miller, Canfield, Paddock & Stone, P.L.C.
1400 N. Woodward Avenue, Suite 100
Bloomfield Hills, MI 48304
810-258-3029

Filed May 8, 1996
Administrator, Michigan Department of Commerce
Corporation & Securities Bureau
096E#2761 0509 ORG&FI $2.50